Exhibit 4.1

DUKE ENERGY CORPORATION

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

Thirty-fourth Supplemental Indenture
Dated as of August 22, 2024

$1,000,000,000 6.45% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED
DEBENTURES DUE 2054

TABLE OF CONTENTS1

ARTICLE I

6.45% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED DEBENTURES DUE 2054

Exhibit A – Form of 6.45% Fixed-to-Fixed Reset Rate Junior Subordinated Debenture Due 2054

Exhibit B – Certificate of Authentication

1 This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

i

THIS THIRTY-FOURTH SUPPLEMENTAL INDENTURE is made as of the 22nd day of August, 2024, by and between DUKE ENERGY CORPORATION, a Delaware corporation, having its principal office at 525 South Tryon Street, Charlotte, North Carolina 28202-1803 (the “Corporation”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, as Trustee (herein called the “Trustee”).

WITNESSETH:

WHEREAS, the Corporation has heretofore entered into an Indenture, dated as of June 3, 2008 (the “Original Indenture”), with The Bank of New York Mellon Trust Company, N.A., as Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as it may be amended and supplemented to the date hereof, including by this Thirty-fourth Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Corporation and the Trustee;

WHEREAS, the Corporation hereby proposes to create under the Indenture an additional series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Thirty-fourth Supplemental Indenture and to make it a valid and binding obligation of the Corporation have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

6.45% FIXED-to-FIxed Reset Rate JUNIOR SUBORDINATED DEBENTURES DUE 2054

Section 1.01.      Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Corporation’s 6.45% Fixed-to-Fixed Reset Rate Junior Subordinated Debentures due 2054 (the “Debentures”).

There are to be authenticated and delivered initially $1,000,000,000 principal amount of the Debentures, and no further Debentures shall be authenticated and delivered except as provided by Section 304, 305, 306, 906 or 1106 of the Original Indenture and the last paragraph of Section 301 thereof.  The Debentures shall be issued in fully registered form without coupons.

The Debentures shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee’s Certificate of Authentication for the Debentures shall be in substantially the form set forth in Exhibit B hereto.

Each Debenture shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 1.02.      Definitions. The following defined terms used in this Article I shall, unless the context otherwise requires, have the meanings specified below for purposes of the Debentures.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Additional Interest” has the meaning set forth in Section 104.

“Business Day” means a day other than (i) a Saturday or Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

“Calculation Agent” means the Corporation, an Affiliate of the Corporation selected by the Corporation, or any other firm appointed by the Corporation, in each case, in the Corporation’s sole discretion, acting as calculation agent in respect of the Debentures.

“Capital Stock” means (i) with respect to any Person organized as a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, and (ii) with respect to any Person that is not organized as a corporation, the partnership, membership or other equity interests or participations in such Person.

“First Reset Date” means September 1, 2034.

“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Interest Reset Date and trading in the public securities markets, for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published (or, if fewer than five consecutive Business Days are so published on the applicable Reset Interest Determination Date, for such number of Business Days published) in the most recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Interest Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Interest Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Interest Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published in the most recent H.15. If the Five-Year Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-Year Treasury Rate will be the same interest rate determined for the prior Reset Interest Determination Date or, if the Five-Year Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Reset Date, then the interest rate applicable for the Interest Reset Period beginning on and including the First Reset Date will be deemed to be 6.45% per annum, which is the same interest rate as in effect from and including the original issue date to, but excluding, the First Reset Date.

“H.15” means the statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Board of Governors of the Federal Reserve System (or any successor thereto).

“Interest Payment Date” means March 1 and September 1 of each year, commencing on March 1, 2025.

“Interest Reset Date” means the First Reset Date and each date falling on the five-year anniversary of the preceding Interest Reset Date.

“Interest Reset Period” means the period from and including the First Reset Date to, but not including, the next following Interest Reset Date and thereafter each period from and including each Interest Reset Date to, but not including, the next following Interest Reset Date.

“most recent H.15” means the H.15 published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Interest Determination Date.

“Optional Deferral Period” has the meaning set forth in Section 1.04.

“Original Issue Date” means August 22, 2024.

“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (or any successor provision thereto), that then publishes a rating for the Corporation (together with any successor thereto, a “rating agency”) in assigning equity credit to securities such as the Debentures, (a) as such methodology was in effect on August 19, 2024, in the case of any rating agency that published a rating for the Corporation as of August 19, 2024, or (b) as such methodology was in effect on the date such rating agency first published a rating for the Corporation, in the case of any rating agency that first publishes a rating for the Corporation after August 19, 2024 (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the Debentures by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the Debentures as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the Debentures by such rating agency had the current methodology not been changed.

“Redemption Date,” when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Thirty-fourth Supplemental Indenture.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business (i) on the Business Day immediately preceding such Interest Payment Date if any Debentures are issuable in the form of one or more Global Securities or (ii) on the 15th calendar day preceding such Interest Payment Date if no Debentures are issuable in the form of one or more Global Securities (whether or not a Business Day).

“Rights Plan” means a plan of the Corporation providing for the issuance by the Corporation to all Holders of its common stock of rights entitling the Holders thereof to subscribe for or purchase shares of its common stock or any class or series of preferred stock, which rights (i) are deemed to be transferred with such shares of common stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of its common stock, in each case until the occurrence of a specified event or events.

“Reset Interest Determination Date” means, in respect of any Interest Reset Period, the day falling two Business Days prior to the beginning of such Interest Reset Period.

“Special Record Date” means the Regular Record Date with respect to the Interest Payment Date at the end of (that is, on the day next succeeding the conclusion of) an Optional Deferral Period.

“Stated Maturity” means September 1, 2054.

“Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which ordinarily have voting power to elect a majority of the board of directors or other managers of such Person, are at the time owned or the management and policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.

“Tax Event” means receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of:

(a)	any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

(b)	an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

(c)	any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

(d)	a threatened challenge asserted in writing in connection with a tax audit of the Corporation or an audit of any of the Subsidiaries of the Corporation, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, which amendment, clarification, or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after August 19, 2024, there is more than an insubstantial risk that interest payable by the Corporation on the Debentures is not deductible, or within 90 days would not be deductible, in whole or in part, by the Corporation for United States federal income tax purposes.

Section 1.03.      Payment of Principal and Interest. The principal of the Debentures shall be due at the Stated Maturity (unless earlier redeemed).  Except as otherwise set forth in Section 1.04, the Debentures will bear interest (i) from and including the Original Issue Date to but excluding the First Reset Date at the rate of 6.45% per annum and (ii) from and including the First Reset Date, during each Interest Reset Period, at the rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date, plus a spread of 2.588% to be reset on each Interest Reset Date.  Subject to Section 1.04 hereof, interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person or Persons in whose name the Debentures are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity or on a Redemption Date as provided herein shall be paid to the Person to whom principal is payable.  So long as an Optional Deferral Period is not occurring, any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Debentures are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Debentures not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Debentures shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

Payments of interest on the Debentures shall include interest accrued to but excluding the respective Interest Payment Dates.  Interest payments for the Debentures shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

Payment of principal of, premium, if any, and interest (including Additional Interest) on the Debentures shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payments of principal of, premium, if any, and interest (including Additional Interest) on Debentures represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security. If any of the Debentures are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest (including Additional Interest) due at the Stated Maturity or earlier redemption of such Debentures shall be made at the office of the Paying Agent upon surrender of such Debentures to the Paying Agent and (ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, by (A) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Section 1.04.      Deferral of Interest Payments. So long as no Event of Default with respect to the Debentures has occurred and is continuing, the Corporation shall have the right on one or more occasions, to defer payment of the current and accrued interest otherwise due on the Debentures by extending the interest payment period for up to ten (10) consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not extend beyond the Stated Maturity or end on a day other than an Interest Payment Date. Any deferred interest on the Debentures will accrue additional interest at the rate then applicable to the Debentures from the applicable Interest Payment Date to the date of payment, compounded semi-annually (such deferred interest and additional interest accrued thereon, “Additional Interest”), to the extent permitted under applicable law. No interest shall be due and payable during an Optional Deferral Period until the end of an Optional Deferral Period, except upon a redemption of the Debentures during such Optional Deferral Period or unless the principal of and interest on the Debentures shall have been declared due and payable as the result of an Event of Default with respect to the Debentures (in which case all accrued and unpaid interest, including, to the extent permitted by law, Additional Interest).

So long as no Event of Default has occurred and is continuing, prior to the termination of any Optional Deferral Period, the Corporation may further defer the payment of interest by extending such Optional Deferral Period; provided that such Optional Deferral Period together with all such previous and further deferrals of interest payments shall not exceed ten (10) consecutive years at any one time or extend beyond the Stated Maturity. Upon the termination of any Optional Deferral Period, which shall be an Interest Payment Date, the Corporation shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest, to the Person in whose name the Debentures are registered on the Regular Record Date for such Interest Payment Date, provided that interest accrued and unpaid on the Debentures, including any Additional Interest, payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Once the Corporation pays all interest accrued and unpaid on the Debentures, including any Additional Interest, it shall be entitled again to defer interest payments on the Debentures as described above.

The Corporation shall give the Trustee written notice of its election of an Optional Deferral Period or any shortening or extension thereof at least ten (10) and not more than sixty (60) Business Days before the earlier of (x) the next applicable Interest Payment Date, or (y) if the Debentures are then listed on any securities exchange, the date the Corporation is required to give notice of such Interest Payment Date or the relevant record date therefor to such securities exchange or other applicable self-regulatory organization.

If the Corporation shall fail to pay interest on the Debentures on any Interest Payment Date, the Corporation shall be deemed to have elected to defer payment of such interest for the interest payment period immediately preceding such Interest Payment Date, unless the Corporation shall pay such interest in full within five Business Days after any such Interest Payment Date.

Section 1.05.      Denominations. The Debentures shall be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

Section 1.06.      Global Securities. The Debentures shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee.  Except under the limited circumstances described below, Debentures represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Debentures in definitive form.  The Global Securities described in this Article I may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

A Global Security representing the Debentures shall be exchangeable for Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Corporation within 90 days of receipt by the Corporation of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Corporation within 90 days after it becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing with respect to the Debentures and beneficial owners of a majority in aggregate principal amount of the Debentures represented by Global Securities advise the Depositary to cease acting as Depositary, or (iii) the Corporation in its sole discretion, and subject to the procedures of the Depositary, determines that such Global Security shall be so exchangeable.  Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debentures registered in such names as the Depositary shall direct.

Section 1.07.      Optional Redemption. The Corporation may redeem some or all of the Debentures, at its option, in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to the Interest Reset Date and ending on and including the Interest Reset Date and (ii) after the Interest Reset Date, on any interest payment date, at a redemption price in cash equal to 100% of the principal amount of the Debentures being redeemed plus, (subject to the provisions set forth in Section 1.08 regarding the payment of installments of interest on the Debentures that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date), accrued and unpaid interest (including any Additional Interest) on the principal amount of the Debentures to be redeemed to, but excluding, such Redemption Date.

In addition, the Debentures may be redeemable, in whole but not in part, at the option of the Corporation, by a notice of redemption delivered by or on behalf of the Corporation pursuant to Section 1104 of the Original Indenture, following the occurrence and during the continuance of a Tax Event, at a redemption price in cash equal to 100% of the principal amount of such Debentures being redeemed plus, (subject to the provisions set forth in Section 1.08 regarding the payment of installments of interest on the Debentures that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date), accrued and unpaid interest (including any Additional Interest) on the principal amount of the Debentures being redeemed to, but excluding, such Redemption Date.

In addition, the Debentures may be redeemable, in whole but not in part, at the option of the Corporation, by a notice of redemption delivered by or on behalf of the Corporation pursuant to Section 1104 of the Original Indenture, following the occurrence and during the continuance of a Rating Agency Event, at a redemption price in cash equal to 102% of the principal amount of such Debentures being redeemed plus, (subject to the provisions set forth in Section 1.08 regarding the payment of installments of interest on the Debentures that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date), accrued and unpaid interest (including any Additional Interest) on the principal amount of the Debentures being redeemed to, but excluding, such Redemption Date.

Notice of any redemption by the Corporation will be mailed or electronically given (or, as long as the Debentures are represented by one or more Global Securities, transmitted in accordance with the Depositary’s standard procedures therefor) at least 10 days but not more than 60 days before any Redemption Date to each Holder of Debentures to be redeemed. Once notice of redemption is mailed, the Debentures called for redemption will become due and payable on the Redemption Date at the applicable redemption price, plus, subject to the terms described in Section 1.08 of this Thirty-fourth Supplemental Indenture, accrued and unpaid interest (including, to the extent permitted by applicable law, any Additional Interest) to, but excluding, the Redemption Date, and will be paid upon surrender thereof for redemption. If only part of a debenture is redeemed, the Trustee will issue in the name of the registered holder of the note and deliver to such holder a new debenture in a principal amount equal to the unredeemed portion of the principal of the note surrendered for redemption. If the Corporation elects to redeem all or a portion of the Debentures, the redemption will not be conditional upon receipt by the Paying Agent or the Trustee of monies sufficient to pay the redemption price.

If less than all of the Debentures are to be redeemed, the Trustee shall select the Debentures or portions of Debentures to be redeemed by lot, or in the case the Debentures are represented by one or more Global Securities, beneficial interests in such Debentures shall be selected for redemption by such other customary method proscribed by the Depositary.  The Trustee may select for redemption Debentures and portions of Debentures in amounts of $2,000 or any integral multiple of $1,000 in excess thereof.

The Debentures shall not have a sinking fund.

Section 1.08.      Payments of Interest. Notwithstanding any statement in Article I to the contrary, installments of interest on the Debentures that are due and payable on any interest payment date falling on or prior to a Redemption Date for the Debentures will be payable on that interest payment date to the Holders thereof as of the close of business on the relevant record date according to the terms of the Debentures and the Indenture, except that, if the Redemption Date for any Debentures falls on any day during an Optional Deferral Period, accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on such Debentures will be paid on such Redemption Date to the persons entitled to receive the redemption price of such Debentures. For the avoidance of doubt, the interest payment date falling immediately after the last day of an Optional Deferral Period shall not be deemed to fall on a day during such Optional Deferral Period.

Section 1.09.      Subordination.  The Debentures are designated as Subordinated Securities under the Indenture and the provisions of Article Fifteen of the Original Indenture shall apply to the Debentures, provided that, for the purposes of such Article Fifteen as it applies to the Debentures, (a) the term “Senior Indebtedness” will not include (i) any indebtedness which by its terms ranks equally with the Debentures in right of payment, including guarantees of such indebtedness, (ii) any indebtedness which by its terms is subordinated to the Debentures in right of payment, which shall rank junior in right of payment to the Debentures, (iii) any indebtedness owed by the Corporation to trade creditors incurred in connection with the purchase of goods, materials or services obtained in the ordinary course of business, which shall rank equally in right of payment with the Debentures, (iv) indebtedness owed by the Corporation to its Subsidiaries, which shall rank equally in right of payment with the Debentures or (v) indebtedness owed by the Corporation to its employees, which shall rank equally in right of payment with the Debentures, and (b) the first sentence of the second paragraph of Section 1502 of the Original Indenture shall not apply to the Debentures and the following shall apply to the Debentures as if included in the Original Indenture in lieu thereof:

“Subject to the payment in full, in money or money’s worth, of all Senior Indebtedness, the Holders of the Subordinated Securities (together with the holders of any indebtedness of the Corporation which is subordinate in right of payment to the payment in full of all Senior Indebtedness and which is not subordinate in right of payment to the Subordinated Securities) shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distribution of assets or securities of the Corporation applicable to Senior Indebtedness until the principal of (and premium, if any) and interest on the Subordinated Securities shall be paid in full.”

Section 1.10.      Paying Agent and Security Registrar. The Trustee shall initially serve as Paying Agent and Security Registrar with respect to the Debentures, with the Place of Payment initially being the Corporate Trust Office.

Section 1.11.      Calculation Agent. Unless the Corporation has redeemed all of the outstanding Debentures as of the First Reset Date, the Corporation shall appoint the Calculation Agent prior to the Reset Interest Determination Date preceding the First Reset Date. The Corporation or any of its Affiliates may assume the duties of the Calculation Agent. The applicable interest rate for each Interest Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. If the Corporation or one of its Affiliates is not the Calculation Agent, the Calculation Agent shall notify the Corporation of the interest rate for the relevant Interest Reset Period promptly upon such determination. The Corporation shall notify the Trustee of such interest rate, promptly upon making or being notified of such determination. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Interest Reset Period beginning on or after the First Reset Date will be conclusive and binding absent manifest error, will be made in the Calculation Agent’s sole discretion and, notwithstanding anything to the contrary in the Indenture, will become effective without consent from any other person or entity. Such determination of any interest rate and calculation of the amount of interest shall be on file at the Corporation’s principal office and shall be made available to any Holder upon request.

In no event shall the Trustee be the Calculation Agent, nor shall it have any liability for any determination made by or on behalf of the Calculation Agent. In no event shall the Trustee be responsible for determining any substitute or successor base rate, the business day convention or the definition of “Business Day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate. In connection with the foregoing, the Trustee will be entitled to conclusively rely on any determinations made by the Calculation Agent and will have no liability for such actions taken at the direction of the Calculation Agent or the Corporation.

ARTICLE II

COVENANT; EVENTS OF DEFAULT; AMENDMENTS

Section 2.01.      Dividend and Other Payment Stoppages.  So long as any Debentures remain Outstanding, if the Corporation shall have given notice of its election to defer interest payments on the Debentures but the related Optional Deferral Period has not yet commenced or an Optional Deferral Period has commenced and is continuing, the Corporation shall not (subject to the exceptions set forth in the next succeeding paragraph):

(a)	declare or pay any dividends or distributions on the Capital Stock of the Corporation:

(b)	redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of the Corporation;

(c)	pay any principal, interest (to the extent such interest is deferable) or premium on, or repay, repurchase or redeem any debt securities of the Corporation that are equal or junior in right of payment with the Debentures; or

(d)	make any payments with respect to any guarantee by the Corporation of debt securities if such guarantee is equal or junior in right of payment with the Debentures;

provided that, notwithstanding the foregoing, during an Optional Deferral Period, the Corporation may (i) declare and pay dividends or distributions payable solely in shares of common stock of the Corporation (together, for the avoidance of doubt, with cash in lieu of any fractional share) or options, warrants or rights to subscribe for or purchase shares of common stock of the Corporation; (ii) declare and pay any dividend in connection with the implementation of a Rights Plan, (iii) issue any of shares of Capital Stock of the Corporation under any Rights Plan or redeem or repurchase any rights distributed pursuant to a Rights Plan, (iv) reclassify the Capital Stock of the Corporation or exchange or convert one class or series of the Capital Stock of the Corporation for another class or series of the Capital Stock of the Corporation, (v) purchase fractional interests in shares of the Capital Stock of the Corporation pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, (vi) purchase common stock of the Corporation related to the issuance of such common stock or rights under any dividend reinvestment plan of the Corporation or any benefit plan of the Corporation for the directors, officers, employees, consultants or advisors of the Corporation, and (vii) settle conversion of any convertible notes or debentures that rank equally with the Debentures.

Section 2.02.      Events of Default.  Solely for purposes of the Debentures, Section 501 of the Original Indenture shall be deleted and replaced by the following:

“Event of Default,” wherever used herein with respect to the Debentures, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)            default in the payment of any interest (including any compound interest) upon any Debenture when it becomes due and payable, and continuance of such default for a period of 60 days, other than during an Optional Deferral Period; or

(2)            default in the payment of the principal of or any premium on any Debenture when due; or

(3)            the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Corporation in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Corporation a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Corporation under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, Trustee, sequestrator or other similar official of the Corporation or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(4)            the commencement by the Corporation of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Corporation in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, Trustee, sequestrator or other similar official of the Corporation or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of any such action by the Board of Directors.

The Trustee shall have no right or obligation under the Indenture or otherwise to exercise any remedies on behalf of the Holders of the Debentures pursuant to the Indenture in connection with any failure by the Corporation to comply with any covenant thereunder, which failure does not constitute, or with the giving of notice or passage of time would not constitute, an Event of Default hereunder.

Section 2.03.      Conforming Amendments.  In addition to those supplemental indentures permitted under Section 901 of the Original Indenture, without the consent of any Holders, the Corporation, when authorized by a Board Resolution, and the Trustee, as requested in an Officers’ Certificate, at any time and from time to time, may enter into one or more indentures supplemental to the Original Indenture, each in a form reasonably satisfactory to the Trustee, to modify and amend this Thirty-fourth Supplemental Indenture, and any instruments evidencing the Debentures, if such modification or amendment only conforms the terms of this Thirty-fourth Supplemental Indenture or such instruments to the terms thereof as contained in the prospectus supplement of the Corporation, and the accompanying prospectus, with respect to the offering of the Debentures, filed with the Securities and Exchange Commission on August 20, 2024.

ARTICLE III
MISCELLANEOUS PROVISIONS

Section 3.01.      Recitals by the Corporation. The recitals in this Thirty-fourth Supplemental Indenture are made by the Corporation only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Debentures and this Thirty-fourth Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 3.02.      Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Thirty-fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 3.03.      Tax Treatment. The Corporation agrees, and by acceptance of a Debenture or a beneficial interest in a Debenture each Holder of a Debenture and any Person acquiring a beneficial interest in a Debenture agrees, to treat the Debentures as indebtedness for United States federal, state and local income tax purposes.

Section 3.04.      Instructions to Trustee. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Thirty-fourth Supplemental Indenture and delivered using Electronic Means; provided, however, that the Corporation shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Corporation whenever a person is to be added or deleted from the listing. If the Corporation elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Corporation understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Corporation shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Corporate Trustee and that the Corporation and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Corporation. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s good faith reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Corporation agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Corporation; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee as soon as reasonably practicable upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, facsimile trans-mission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Section 3.05.      Executed in Counterparts; Electronic Signatures. This Thirty-fourth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. The words “execution,” signed,” signature,” and words of like import in the Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by Electronic Means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in the Original Indenture to the contrary notwithstanding, (a) any Officers’ Certificate, Company Order, Opinion of Counsel, Security, certificate of authentication appearing on or attached to any Security, supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to the Indenture may be executed, attested and transmitted by any of the foregoing Electronic Means and formats, (b) all references in Section 303 or elsewhere in the Original Indenture to the execution, attestation or authentication of any Security or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing Electronic Means or formats, and (c) any requirement in Section 303 or elsewhere in the Original Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Securities of such series.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

Duke Energy Corporation

By:	/s/ Chris R. Bauer
Name:	Chris R. Bauer
Title:	Assistant Treasurer

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Ann M. Dolezal
Name:	Ann M. Dolezal
Title:	Vice President

[Signature Page to Thirty-fourth Supplemental Indenture]

EXHIBIT A

FORM OF

6.45% FIXED-TO-FIXED RESET RATE Junior Subordinated Debenture DUE
2054

No.	CUSIP No. 26441C CG8

DUKE ENERGY CORPORATION

6.45% Fixed-to-Fixed Reset Rate Junior Subordinated Debenture DUE
2054

Principal Amount:  $

Regular Record Date:  [Close of business on the business day immediately preceding such Interest Payment Date so long as all of the Securities (as defined herein) of this series remain in book-entry only form] [Close of business on the 15th calendar day next preceding such Interest Payment Date (whether or not a Business Day) if any of the Securities of this series do not remain in book-entry only form]

Original Issue Date:  August 22, 2024

Stated Maturity: September 1, 2054

Interest Payment Dates:  Semi-annually on March 1 and September 1 of each year, commencing on March 1, 2025

Interest Rate: (i) From and including the Original Issue Date to but excluding the First Reset Date at the rate of 6.45% per annum and (ii) from and including the First Reset Date, during each Interest Reset Period, at the rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date, plus a spread of 2.588% per annum to be reset on each Interest Reset Date.

Authorized Denomination:  $2,000 or any integral multiple of $1,000 in excess thereof

Duke Energy Corporation, a Delaware corporation (the “Corporation”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                               , or registered assigns, the principal sum of                                                      DOLLARS ($                        ) on the Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, subject to the following paragraph, semi-annually in arrears on each Interest Payment Date as specified above, commencing on August 22, 2024 and on the Stated Maturity at the rate per annum shown above until the principal hereof is paid or made available for payment and at such rate on any overdue principal and on any overdue installment of interest (other than interest the payment of which is deferred pursuant to the following paragraph, which shall be payable at the rate set forth in such paragraph).  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or a Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this 6.45% Fixed-to-Fixed Reset Rate Junior Subordinated Debenture due 2054 (this “Security”) is registered on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable at Stated Maturity or on a Redemption Date will be paid to the Person to whom principal is payable.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for (other than interest the payment of which is deferred pursuant to the following paragraph) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

“Calculation Agent” means the Corporation, an Affiliate of the Corporation selected by the Corporation, or any other firm appointed by the Corporation, in each case, in the Corporation’s sole discretion, acting as calculation agent in respect of the Securities.

“First Reset Date” means September 1, 2034.

“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Interest Reset Date and trading in the public securities markets, for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published (or, if fewer than five consecutive Business Days are so published on the applicable Reset Interest Determination Date, for such number of Business Days published) in the most recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Interest Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Interest Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Interest Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published in the most recent H.15. If the Five-Year Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-Year Treasury Rate will be the same interest rate determined for the prior Reset Interest Determination Date or, if the Five-Year Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Reset Date, then the interest rate applicable for the Interest Reset Period beginning on and including the First Reset Date will be deemed to be 6.45% per annum, which is the same interest rate as in effect from and including the original issue date to, but excluding, the First Reset Date.

“H.15” means the statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Board of Governors of the Federal Reserve System (or any successor thereto).

“Interest Reset Date” means the First Reset Date and each date falling on the five-year anniversary of the preceding Interest Reset Date.

“Interest Reset Period” means the period from and including the First Reset Date to, but not including, the next following Interest Reset Date and thereafter each period from and including each Interest Reset Date to, but not including, the next following Interest Reset Date.

“most recent H.15” means the H.15 published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Interest Determination Date.

“Reset Interest Determination Date” means, in respect of any Interest Reset Period, the day falling two Business Days prior to the beginning of such Interest Reset Period.

So long as no Event of Default with respect to the Securities of this series has occurred and is continuing, the Corporation shall have the right on one or more occasions, to defer payment of the current and accrued interest otherwise due on this Security by extending the interest payment period for up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not extend beyond the Stated Maturity or end on a day other than an Interest Payment Date. As provided in the Indenture, Additional Interest on this Security will accrue to the extent permitted by law. No interest shall be due and payable during an Optional Deferral Period, except at the end of such Optional Deferral Period or upon a redemption of this Security during such Optional Deferral Period or unless the principal of and interest on the Securities of this series shall have been declared due and payable as the result of an event of default with respect to the Securities of this series (in which case all accrued and unpaid interest, including, to the extent permitted by law, Additional Interest).

So long as no Event of Default shall have occurred and be continuing, prior to the termination of any Optional Deferral Period, the Corporation may further defer the payment of interest by extending such Optional Deferral Period; provided that such Optional Deferral Period together with all such previous and further deferrals of interest payments shall not exceed 10 consecutive years at any one time or extend beyond the Stated Maturity. Upon the termination of any Optional Deferral Period, which shall be an Interest Payment Date, the Corporation shall pay all interest accrued and unpaid on this Security, including any Additional Interest, to the Person in whose name this Security is registered on the Regular Record Date for such Interest Payment Date, provided that interest accrued and unpaid on this Security, including any Additional Interest, payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Once the Corporation pays all interest accrued and unpaid on this Security, including any Additional Interest, it shall be entitled again to defer interest payments on this Security as described above.

The Corporation shall give the Trustee written notice of its election of an Optional Deferral Period or any shortening or extension thereof at least ten (10) and not more than sixty (60) Business Days before the earlier of (x) the next applicable Interest Payment Date, or (y) if the Debentures are then listed on any securities exchange, the date the Corporation is required to give notice of such Interest Payment Date or the relevant record date therefor to such securities exchange or other applicable self-regulatory organization.

If the Corporation shall fail to pay interest on this Security on any Interest Payment Date, the Corporation shall be deemed to have elected to defer payment of such interest for the interest payment period immediately preceding such Interest Payment Date, unless the Corporation shall pay such interest in full within five Business Days after any such Interest Payment Date.

Payments of interest (including Additional Interest) on this Security will include interest accrued to but excluding the respective Interest Payment Dates.  Interest payments for this Security shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months and will accrue from August 22, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for.  In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.  “Business Day” means a day other than (i) a Saturday or Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

Payment of principal of, premium, if any, and interest (including Additional Interest) on the Securities of this series shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payments of principal of, premium, if any, and interest (including Additional Interest) on the Securities of this series represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security.  If any of the Securities of this series are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest (including Additional Interest) due at the Stated Maturity or earlier redemption of such Securities shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, by (A) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

The Corporation may redeem some or all of the Securities of this series, at its option, in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to the Interest Reset Date and ending on and including the Interest Reset Date and (ii) after the Interest Reset Date, on any interest payment date, at a redemption price in cash equal to 100% of the principal amount of the Securities of this series being redeemed plus, (subject to the terms described below), accrued and unpaid interest (including any Additional Interest) on the principal amount of the Debentures to be redeemed to, but excluding, such Redemption Date.

In addition, the Securities of this series may be redeemable, in whole but not in part, at the option of the Corporation, by a notice of redemption delivered by or on behalf of the Corporation pursuant to Section 1104 of the Original Indenture, following the occurrence and during the continuance of a Tax Event (as defined below), at a redemption price in cash equal to 100% of the principal amount of such Securities of this series being redeemed plus, (subject to the terms described below), accrued and unpaid interest (including any Additional Interest) on the principal amount of the Securities of this series being redeemed to, but excluding, such Redemption Date.

“Tax Event” means receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of:

(a)	any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

(b)	an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

(c)	any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

(d)	a threatened challenge asserted in writing in connection with an audit of the Corporation or an audit of any of the Subsidiaries of the Corporation, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities of this series, which amendment, clarification, or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after August 19, 2024, there is more than an insubstantial risk that interest payable by the Corporation on the Securities of this series is not deductible, or within 90 days would not be deductible, in whole or in part, by the Corporation for United States federal income tax purposes.

In addition, the Securities of this series may be redeemable, in whole but not in part, at the option of the Corporation, by a notice of redemption delivered by or on behalf of the Corporation pursuant to Section 1104 of the Original Indenture, following the occurrence and during the continuance of a Rating Agency Event (as defined below), at a redemption price equal to 102% of the principal amount of such Securities of this series being redeemed plus accrued and unpaid interest (including, to the extent permitted by applicable law, any Additional Interest) to, but excluding, such Redemption Date. “Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (or any successor provision thereto), that then publishes a rating for the Corporation (together with any successor thereto, a “rating agency”) in assigning equity credit to securities such as the Securities of this series, (a) as such methodology was in effect on the date of this prospectus supplement, in the case of any rating agency that published a rating for the Corporation as of the date of this prospectus supplement, or (b) as such methodology was in effect on the date such rating agency first published a rating for the Corporation, in the case of any rating agency that first publishes a rating for the Corporation after the date of this prospectus supplement (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to Securities of this series by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to Securities of this series as of the date of such change, clarification or amendment than the equity credit that would have been assigned to Securities of this series by such rating agency had the current methodology not been changed.

Notwithstanding any statement to the contrary, installments of interest on the Securities of this series that are due and payable on any interest payment date falling on or prior to a Redemption Date for the Securities of this series will be payable on that interest payment date to the registered Holders thereof as of the close of business on the relevant record date according to the terms of the Securities of this series and the indenture, except that, if the Redemption Date for any Securities of this series falls on any day during an Optional Deferral Period, accrued and unpaid interest (including, to the extent permitted by applicable law, any Additional Interest) on such Securities of this series will be paid on such Redemption Date to the persons entitled to receive the redemption price of such Securities of this series . For the avoidance of doubt, the interest payment date falling immediately after the last day of an Optional Deferral Period shall not be deemed to fall on a day during such Optional Deferral Period.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each holder of Securities of this series to be redeemed. Once notice of redemption is mailed, the Securities of this series called for redemption will become due and payable on the Redemption Date at the applicable redemption price, plus, subject to the terms described in the immediately preceding paragraph, accrued and unpaid interest (including, to the extent permitted by applicable law, any Additional Interest) to, but excluding, the Redemption Date, and will be paid upon surrender thereof for redemption. If only part of a Debenture is redeemed, the Trustee will issue in the name of the registered holder of the Debenture and deliver to such holder a new Debenture in a principal amount equal to the unredeemed portion of the principal of the Debenture surrendered for redemption. If the Corporation elects to redeem all or a portion of the Securities of this series , then the redemption will not be conditional upon receipt by the Paying Agent or the Trustee of monies sufficient to pay the redemption price.

Unless the Corporation defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

The Corporation’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no duty to determine, or verify the calculation of, the redemption price.

If the Corporation redeems less than all of the Securities of this series on any Redemption Date, the Trustee will select the Securities of this series to be redeemed by lot or, in the case of Securities of this series in book-entry form represented by one or more Global Securities of this series, by such other customary method proscribed by the depositary.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

The Securities of this series shall not have a sinking fund.

The Securities of this series shall constitute Subordinated Securities under the Indenture and shall be subject to the subordination provisions set forth in the Indenture.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed as of August 22, 2024.

Duke Energy Corporation

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: August 22, 2024	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

(Reverse Side of Security)

This 6.45% Fixed-to-Fixed Reset Rate Junior Subordinated Debenture due 2054 is one of a duly authorized issue of Securities of the Corporation (the “Securities”), issued and issuable in one or more series under an Indenture, dated as of June 3, 2008 (the “Original Indenture”), as supplemented including by the Thirty-fourth supplemental dated August 22, 2024 (the “Supplemental Indenture”) (as supplemented, the “Indenture”), between the Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof as 6.45% Fixed-to-Fixed Reset Rate Junior Subordinated Debentures due 2054 initially in the aggregate principal amount of $1,000,000,000.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (voting as one class).  The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture affecting such series.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.  As provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Corporation.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT - ______Custodian ______
(Cust) (Minor)
TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with rights of survivorship and not as tenants in common	under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                      agent to transfer said Security on the books of the Corporation, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Signature
Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: August 22, 2024	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

B-1